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                                                                   Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
MUTUAL RISK MANAGEMENT LTD.

We consent to the use of our report dated February 15, 2000 (except for note 21, as to which the date is February 29, 2000), included in the Annual Report (Form 10-K) of Mutual Risk Management Ltd. for the year ended December 31, 1999, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-44124, 33-55282, 333-05008, 333-77359 and 333-
80741) and Form S-3 (Nos. 333-64419, 333-11053, 333-75505 and 333-96425) of
Mutual Risk Management Ltd. of our report dated February 15, 2000 (except for note 21, as to which the date is February 29, 2000), with respect to the consolidated financial statements and schedules of Mutual Risk Management Ltd. included in the Annual Report (Form 10-K), as amended, by this Form 10-K/A for the year ended December 31, 1999.

                                          /s/ Ernst & Young

Hamilton, Bermuda
April 27, 2000